EXHIBIT 10.1

                          SMOKY MOUNTAIN BANCORP, INC.

                           INCENTIVE STOCK OPTION PLAN

 SMOKY MOUNTAIN BANCORP, INC., a Tennessee bank holding corporation, with principal offices at 625 Market Street, Knoxville, Knox County, Tennessee, is establishing a STOCK OPTION PLAN as follows:

                                    ARTICLE I

                                PLAN INTRODUCTION

      1.1 Name. This Plan shall be known as the "Smoky Mountain Bancorp, Inc. Incentive Stock Option Plan."

      1.2. Purpose. The purpose of the Smoky Mountain Bancorp, Inc. Incentive Stock Option Plan is to secure for the Corporation and its shareholders the benefits which flow from providing selected directors, officers, and other key employees of Smoky Mountain and/or BankFirst, Smoky Mountain's wholly owned subsidiary (herein collectively referred to as "directors, officers, key employees and/or employees") with the incentive inherent in common stock ownership. By so encouraging and enabling such employees to become owners of the Corporation's shares, the Corporation seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Corporation in large measure depends.

      1.3. Form of Plan. With of a view of providing these employees with an attractive incentive for continued faithful service with the Corporation and/or BankFirst, its wholly owned subsidiary, the Corporation intends the stock options granted hereunder to qualify as incentive stock options within the meaning of Code Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), such that the exercise of the options will not be a taxable event for the employee until such time that he or she actuallry disposes of the shares.

      1.4. Effective Date. The effective date of the Plan is December 31, 1996, the date of its approval by the Executive Committee of the Board, provided, however, if the Plan is not approved by the shareholders of the Corporation at the next Shareholders Meeting, or if the Plan is not approved by such shareholders before December 31, 1997, the Plan shall terminate and any options granted thereunder shall be void and have no force or effect, except as expressly provided otherwise herein.

      1.5. Definitions. As used herein the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

            (a) "Board" shall mean the Board of Directors of Smoky Mountain Bancorp, Inc.

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            (b) "Committee"  shall mean the Executive  Committee of the Board of
      Directors.

            (c) "Corporation" shall mean Smoky Mountain Bancorp, Inc.

            (d) "Fair Market Value" shall mean the fair market value of the stock established by the Board of Directors quarterly immediately prior to the grant of any option hereunder.

            (e) "Grantee" shall mean an employee of the Corporation to whom an Award has been granted hereunder.

            (f) "Optionee" shall mean a director, officer, or other key employee to whom an Option has been granted hereunder.

            (g) "Plan" shall mean the Smoky Mountain Bancorp, Inc. Incentive Stock Option Plan, the terms of which are set forth herein.

            (h) "Stock" shall mean the Common Stock of Smoky Mountain Bancorp, Inc. or, in the event that such outstanding shares of stock are hereafter changed into or exchanged for shares of a different stock or securities of the Corporation or some other corporation or company, such other stock or securities.

            (i) "Stock Option Agreement" shall mean the agreement between the Corporation and the Optionee under which the Optionee may purchase Stock hereunder.

                                   ARTICLE II

                 PLAN PARTICIPATION. ADMINISTRATION. TERMINATION

      2.1. Eligibility and Plan Participation. Any director, officer or other key employee of the Corporation shall be eligible to participate in the Plan. The Committee may grant Options to any eligible participant in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

      (a) Options Discretionary. The granting of options hereunder shall be entirely discretionary with the Committee and nothing in the Plan shall be deemed to give any director, officer, or other key employee of the Corporation any right to participate in the Plan or to receive options.

      2.2. Plan Administration. The Plan shall be administered by the Committee in accordance with the following provisions:


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            (a)  Duties  and  Powers  of  Committee.   Subject  to  the  express
      provisions of the Plan, the Committee shall have sole discretion and authority to determine from among the directors and the Chief Executive Officer of the Corporation those to whom and the time or times at which an Option may be granted hereunder, and the number of shares of Stock to be subject to each Option. The President and Chief Executive Officer shall in accordance with the authorization of the Committee have sole discretion and authority to determine from among the officers and key employees those to whom and the time or times at which an Option may be granted hereunder, and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

            (b) Majority Rule. A majority of the disinterested members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the disinterested members of the whole Committee shall constitute the action of the Committee.

            (c) Corporation Assistance. The Corporation shall supply full and timely information to the Committee on all matters relating to employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Corporation shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE III

                               STOCK OPTION SHARES

      3.1. Stock Limitations. Subject to adjustment pursuant to the provisions of Section 3.4 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 500,000 shares. Such shares may be authorized and unissued shares or shares issued and thereafter acquired by the Corporation.

      3.2. Options Granted Under the Plan. Shares of Stock with respect to which an Option granted hereunder have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate or expire for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option termination relates.

      3.3. Antidilution. In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend:


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            (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted accordingly.

            (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted accordingly.

            (c) Where dissolution or liquidation of the Corporation or any merger or combination in which the Corporation is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall be fully vested and shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his/her Option in whole or in part.

            The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

      3.4. Termination, Amendment and Modification of the Plan. The Board of Directors may at any time suspend, discontinue, or terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan and make rules for its administration; provided, however, that no such action of the Board without approval of the majority of the shareholders of the Corporation may:

            (a) Increase the total number of shares of Stock subject to the Plan except as contemplated in Section 3.4 hereof;

            (b) Withdraw the administration of the Plan from the Committee, and provided further, that no termination, amendment, or modification of the Plan shall in any manner (1) affect any Option theretofore granted under the Plan without the consent of the Optionee or permitted transferee of the Option' or
(2) prevent Options issued under the Plan from being "incentive stock options" as defined in Section 422A of the Code.

                                   ARTICLE IV

                                  STOCK OPTIONS

      4.1. Stock Option Grants and Agreements. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee, and by a written Stock Option Agreement dated as of the date of grant and executed by the Corporation and the Optionee. The Stock Option Agreement may be in such form as shall be approved by the Board of Directors.


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      (a) Additional  Terms.  Such Stock Option Agreement and any Option granted thereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary and desirable by the Board of Directors, the Committee, or by legal counsel to the Corporation, and such other terms shall include those which, together with the terms of this Plan, shall constitute such option as an "incentive stock option" within the meaning of
Section 422A of Code.

      4.2. Option Price. The per share Option price of the Stock subject to each Option shall be the Fair Market Value per share.

      4.3. Option Vesting. No portion of the Option may be exercised unless vested in accordance with the provisions of the Stock Option Agreement and this Plan. Options shall vest at an annual rate of twenty percent (20%), allowing the exercise of the stock options in accordance with the following schedule:

 Date of Grant of Option                                 Vesting Schedule
 ------------------------                                ----------------
 One (1) Year from Option Date                                  20%
 Two (2) Years from Option Date                                 40%
 Three (3) Years from Option Date                               60%
 Four (4) Years from Option Date                                80%
 Five (5) Years from Option Date                               100%

 "Vesting" as used in the Stock Option Agreement and this Plan shall act to give the Optionee those rights determined by the Committee and no others. Both unvested and vested portions of Options shall be subject to early termination. All Optionees shall become fully vested upon the dissolution or liquidation of the Corporation, or any merger or combination in which the Corporation is not a surviving corporation. All Optionees shall become fully vested upon the Corporation making a public offering of its stock.

      4.4. Option Period. Each Option granted hereunder must be granted within ten years from the effective date of the Plan.

      4.5. Natural Termination and Expiration of Options. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten years from the date of grant of the Option.

      4.6. Early Termination and Expiration of Options; Effect Thereof Each of the following shall be a "Terminating Event", the occurrence of which shall act to terminate the Option prior to its natural expiration to the extent not previously exercised:


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            (a)  Additional  Terms.  Such Stock Option  Agreement and any Option
      granted thereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary and desirable by the Board of Directors, the Committee, or by legal coursel to the Corporation, and such other terms shall include those which, together with the terms of this Plan, shad constitute such option as an "incentive stock option" within the meaning of Section 422A of Code.

      4.2. Option Price. The per share Option price of the Stock subject to each Option shall be the Fair Market Value per share.

      4.3. Option Vesting. No portion of the Option may be exercised unless vested in accordance with the provisions of the Stock Option Agreement and this Plan. Options shall vest at an annual rate of twenty percent (20%), allowing the exercise of the stock options in accordance with the following schedule:

 Date of Grant of Option                             Vesting Schedule
 -----------------------                             ----------------
 One (1) Year from Option Date                              20%
 Two (2) Years from Option Date                             40%
 Three (3) Years from Option Date                           60%
 Four (4) Years from Option Date                            80%
 Five (5) Years from Option Date                           100%

 "Vesting" as used in the Stock Option Agreement and this Plan shall act to give the Optionee those rights determined by the Committee and no others. Both untested and vested portions of Options shad be subject to early termination. All Optionees shall become fully vested upon the dissolution or liquidation of the Corporation, or any merger or combination in which the Corporation is not a surviving corporation.

      4.4. Option Period. Each Option granted hereunder must be granted within ten years from the effective date of the Plan.

      4.5. Natural Termination and Expiration of Options. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten years from the date of grant of the Option.

      4.6. Early Termination and Expiration of Options; Effect Thereof. Each of the following shall be a "Terminating Event", the occurrence of which shall act to terminate the Option prior to its natural expiration to the extent not previously exercised:


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            (i)  Termination  of  Employment.  The  termination of employment or directorship of the Optionee for cause, the date of termination being the date the optionee is notified of the termination.

            (ii) Reduction of Position. The reduction of the Optionee's position for any reason whatsoever, the date of termination being the date the Optionee is notified of the reduction. The Option shall not be affected by any change in duties or position as long as the Optionee continues to be an Optionee of the Corporation at the same or higher position as that held on the Grant Date.

 Upon the occurrence of a Terminating Event, the unvested portion of the Option shall expire on the date of termination set forth above. To the extent that the Optionee shall have been otherwise entitled to do so, the vested portion may continue to be exercised by the Optionee (or, should the Optionee be decease, by the legatee or legatees of the Optionee under such Optionee's Last Will or by such Optionee's personal representative or distributees), during a Transitory Period to be determined by the Committee but in no event later than three (3) months after the date of termination set forth above. No further vesting shall occur during the Transitory Period, and the Option shall fully expire at the conclusion of the Transitory Period.

      4.7. Effect of Option Termination and Expiration. Once any Option granted hereunder has terminated or expired, such Option shall be deemed irrevocably expired. Regardless of any efforts by the Optionee to cure the event causing such termination and/or expiration, such Option may not be revived unless specifically reinstated in writing by an officer of the Corporation duly authorized by disinterested members of the Board of Directors.

      4.8. Option Exercise. Options may be exercised in whole at any time, or in part from time to time with respect to whole shares only, to the extent that the Option has vested, and within the period permitted for the exercise thereof. Further, except as otherwise provided herein, the Option may not be exercised at any time unless the Optionee shall have been in the continuous employ of the Corporation from the date the Option is granted to the date of exercising the Option.

      (a) Method of Option Exercise. Any Option granted pursuant to this Plan shall contain provisions established by the Board of Directors setting forth the manner of exercise of such Option. Notwithstanding the foregoing, Options shall be exercised by providing (1) written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Corporation at its principal office in Knoxville, Tennessee, and (2) payment in full to the Corporation at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised, such payment to be in cash or certified funds made payable to the order of the Corporation.


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      4.9.  Nontransferability  of Option.  No Option shall be transferred by an
Optionee otherwise than by Will or the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercised only by him/her. No tranfer of an Option by the Optionee by Will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

      4. 10. Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to purchase of such shares by valid exercise of such Option as provided herein and a stock certificate is issued and delivered by the Corporation therefor.

      4.11. Stock Certificates; Refunds. The Corporation shall issue and deliver the certificate or certificates for shares of Stock purchased upon the valid exercise of any Option granted hereunder or any portion thereof within fifteen
(15) business days of the exercise of the Option and payment therefor. In the event the Option or a portion thereof is not validly exercised or is otherwise not available in accordance with the terms of this Plan, the Corporation shall refund the purchase price for that portion of the Option not validly exercised or otherwise not available within fifteen (15) business days of the exercise of the Option and payment therefor. No refund of the purchase price will be made for a validly exercised Option after share certificates issue.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1 . Employment and Directorship. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Corporation, or the director the right to serve on the Board of Directors.

      5.2. Tax Obligations of Optionee. If for any reason the exercise of any portion of any Option granted hereunder shall be determined to be a taxable event, the Optionee shall be solely responsible for all employment related taxes that may be incurred thereby.

      5.3. Stock for Investment. The Stock Option Agreement shall provide that the Optionee shall upon each exercise of a part or all of the Option granted represent and warrant, or be deemed to represent and warrant, that his/her purchase of stock pursuant to such Option is for investment only. At any time the Board of Directors may waive the requirement of such a provision in any Stock Option Agreement entered into under any stock option plan of the Corporation.

      5.4. Other Securities Law Restrictions. The Board of Directors shall include Securities Law-related provisions in any Stock Option Agreement that, in its discretion, is necessary to protect the interests of the Corporation.


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      5.5. Other  Compensation  Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Corporation, nor shall the Plan preclude the Corporation from establishing any other forms of incentive or other compensation for employees of the Corporation.

      5.6. Obligation to Sell Subject to Governmental Approval. The Corporation's obligation to sell and deliver stock under the Plan in accordance with the terms of this Agreement is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of the stock.

      5.7. Plan Binding on Successors. The Plan shall inure to the benefit of and be binding upon the successors and assigns of the Corporation. The Plan shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, and representatives as permitted herein.

      5.8 Headings. The headings of each of the provisions hereof are for convenience and reference only and are not substantive. They are not be used in the interpretation hereof or to modify any of the terms or provisions of this Plan.

      5.9. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender, and vice versa.

      5.10. Shareholder Approval. The Plan will be submitted to the Common shareholders of the Corporation at the next annual meeting of shareholders, for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation. If the Plan is not approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation by December 3 I, 1997, then the Plan shall terminate and any Options granted hereunder shall be void, forfeited and of no further force or effect.


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